Registration No. 333-45903

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)		13-5658129 (I.R.S. Employer Identification Number)
1065 Avenue of the Americas New York, New York 10018
(Address of principal executive offices)

VOLT INFORMATION SCIENCES, INC. SAVINGS PLAN

(Full title of the plan)

_______________
James Whitney Mayhew
Volt Information Sciences, Inc.
1065 Avenue of the Americas
New York, New York 10018
+1 (212) 704-2400

(Name, address and telephone number of agent for service)

Copies to:
Stephen Giove, Esq.
George Spera, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7636

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-45903 (the “1998 Registration Statement”), is being filed to deregister certain shares (the “Shares”) and participation interests of Volt Information Sciences, Inc. (the “Company”) that were registered for issuance pursuant to the Volt Information Sciences, Inc. Savings Plan (the “Savings Plan”).  The 1998 Registration Statement registered 250,000 Shares and an indeterminable amount of participation interests issuable pursuant to the Savings Plan to employees of the Company.  In connection with the Company’s permanent suspension of a Company stock fund as an investment alternative under the Savings Plan, the 1998 Registration Statement is hereby amended to deregister all Shares and participation interests that were previously registered and that remain unissued under the Savings Plan.

2

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18th, 2014.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ James Whitney Mayhew
Name:	James Whitney Mayhew
Title:	Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended.